                                                                    Exhibit 99.1

                                                               [HOLDING COMPANY]
                                                                          [LOGO]



                                                                STOCK ORDER FORM


Please read and complete this Stock Order Form. Instructions are included on the reverse side of this form.

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DEADLINE AND DELIVERY    __:__ __.m., Eastern Time, on _____, 1997

Please mail the Stock Order Form in the enclosed envelope to the address listed below or hand-deliver to any Spring Hill office. [Holding Company] is not required to accept copies of Stock Order Forms.
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NUMBER OF SHARES
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(1) Number of Shares    Price per Share   Total Amount Due
    __________       x      $10.00      =   $_________
   (Minimum __)
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OFFICE USE ONLY
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 ________________            ______________                    ____________
 Date Rec'd                      Batch #                          Order #
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METHOD OF PAYMENT
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(2) ___  Enclosed is a check or money order payable to [Holding Company] for
$__________.

(3) ___ I authorize Spring Hill Savings Bank ("Spring Hill") to make the withdrawal(s) from the account(s) listed below, and understand that the amounts will not be available for withdrawal once this Stock Order Form is submitted:

Account Number(s)           Amount(s)
-----------------           ---------
____________________        __________________
____________________        __________________
____________________        __________________
____________________        __________________
Total Withdrawal            $
                            ==================
There is no early withdrawal penalty for the purchase of stock.
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PURCHASER INFORMATION

(4)  Check one of the following boxes.
   (a) __ Check here if you are a director, officer or employee of Spring Hill, or a member of their immediate family.
   (b) __ Check here if you were a depositor of Spring Hill on December 31, 1995. List account(s) you had at this date below.
   (c) __ Check here if you were a depositor on June 30, 1997.  List account(s) below.
   (d) __ Check here if you were not a depositor at December 31, 1995 or
       June 30, 1997, but you were a depositor on ______, 1997. List account(s) below.
   (e) __ Check here if you have never been a Spring Hill depositor.
                                 -----
       List account(s) below.

 Account Title (Name(s) on Account)    Account Number

___________________________________    ___________
___________________________________    ___________
___________________________________    ___________
If additional space is needed, please use the back of this Stock Order Form.
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STOCK REGISTRATION (Please Print Clearly)

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(5)
     ______________________________________________________
     (First Name)           (M.I.)             (Last Name)

     ______________________________________________________
     (First Name)           (M.I.)             (Last Name)

     ______________________________________________________
     (Street Address)

     ______________________________________________________
     (City)               (State)       (County)      (Zip)


(6)
     ______________________________________________________
     Social Security #/Tax ID# (certificate will show this number)

     ______________________________________________________
     Social Security #/Tax ID#
(7)
     ______________________________________________________
     (Daytime Phone Number)

     ______________________________________________________
     (Evening Phone Number)


(8)  Form of Stock Ownership (check one)

__ Individual
__ Individual Retirement Account (IRA)
__ Joint Tenants
__ Tenants in Common
__ Corporation
__ Uniform Transfer to Minors
__ Fiduciary (Under Agreement Dated _____, 199__)
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NASD AFFILIATION (If Applicable)
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__ Check here and initial below if you are a member of the NASD ("National
Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer, or hypothecate the stock for a period of 90 days following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of
payment for the stock.   (Please initial) _________
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ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated _____, 1997, and I(we) have read the terms and conditions described therein (including the section entitled "Risk Factors"). I(we) understand that, after receipt by [Holding Company], this order may not be modified or withdrawn without the consent of [Holding
           -------
Company]. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limit provisions in the Plan of Conversion. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not federally-insured, and is
not guaranteed by [Holding Company] or the federal government.   If anyone
asserts that the common stock being ordered is federally-insured or guaranteed, or is as safe as an insured deposit, I(we) should call the Regional Director, Office of Thrift Supervision, Northeast Regional Office, at (201) 413-1000. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form.   Only one signature is required, unless
authorizing a withdrawal from a Spring Hill Savings Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.

________________________________________________
Signature    Title (if applicable)    Date

________________________________________________
Signature(if required)                Date


THIS ORDER NOT VALID UNLESS SIGNED
----------------------------------

Stock Information Center:  Spring Hill Savings Bank
                           112 Federal Street
                           Pittsburgh, PA  15212

QUESTIONS?  Please call (800) ___-____ or (412) ___-____
            9:00 am to 4:00 pm, Monday-Friday

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    THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT ACCOUNTS OR
DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER GOVERNMENT AGENCY.

                               [HOLDING COMPANY]
                         STOCK ORDER FORM INSTRUCTIONS

1 - Fill in the number of shares you wish to purchase and the amount due. The maximum order that an individual (or individuals exercising subscription rights through a single Spring Hill account) may place in the Subscription Offering is $50,000. The maximum that an individual may order in the Community Offering is $50,000. The overall limit in the Subscription Offering and Community Offering, combined, for any individual, together with associates or group acting in
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concert is the greater of  $85,000 or 1%  of the stock sold.  See the Prospectus section entitled "The Conversion", pp ___, for a more detailed description of purchase priorities in the Subscription Offering and Community Offering.
[Holding Company] reserves the right to accept or reject any order received in the Community Offering.

2 - Check the appropriate box(es). Payment for shares may be made by check or money order payable to [Holding Company]. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Spring Hill's passbook rate from the time funds are received until the Offering is terminated or consummated.

3 - You may pay for your shares by withdrawal from your Spring Hill deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is completed. Please contact the Stock Information Center early in the Offering period, if you are intending to make such a withdrawal from a Spring Hill IRA account.

4 - Check one of the boxes. This information is very important because eligibility dates are utilized to prioritize your order in the event an oversubscription occurs. List the deposit account name(s) and number(s) that you held at the applicable date. Please see the section of the Prospectus entitled "The Conversion and Reorganization - The Offerings" for a more detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section could result in a loss of all
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or part of your share allocation.
--------------------------------

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(Continued from previous page)

     Account Title (Name(s) on Account)      Account Number
     ----------------------------------      --------------
     __________________________________      _______________
     __________________________________      _______________
     __________________________________      _______________

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5 - Please CLEARLY PRINT the name(s) and address in which you want the stock
certificate registered and mailed.   If you are purchasing in the Subscription
Offering as a Spring Hill (i) depositor as of December 31, 1995; (ii) depositor as of June 30, 1997; or (iii) depositor or mortgage borrower as of ______, 1997, you must register the stock in the name of one of the account holders listed on
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your account as of the applicable date.  However, adding the name(s) of other
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persons who are not account holders, or were account holders at a later date than you, will result in a loss of your purchase priority. See the Prospectus section entitled "The Conversion", pp ____, for a complete description of purchase priorities and procedures for allocation of available shares in the event the Offering is oversubscribed. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

6 - Enter the Social Security Number or Tax ID Number of each of the registered owners.

7 - Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

8 - Please check the one type of ownership applicable to your registration. An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your [Holding Company] Stock Certificate(s). If you have any questions, please consult your legal advisor.

       Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:    Avoid the use of two initials.  Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

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JOINT:         Joint ownership of stock by two or more persons shall be
               inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

               JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM        Stock may be held in the name of a custodian for a minor under
TRANSFER TO    the Uniform Transfers to Minors laws of the individual states.
MINORS:        There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors
               Act" is abbreviated "UNIF  TRAN MIN ACT." Standard U.S. Postal
               Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors Act will be abbreviated:

                       JOHN P. JONES CUST SUSAN A. JONES
                       UNIF TRAN MIN ACT PA

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FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:
               1.   The name(s) of the fiduciary:
                          .If an individual, list the first given name, middle
                           initial, and last name.
                          .If a corporation, list the corporate title
                          .If an individual and a corporation, list the
                           corporation's title before the individual.
               2.   The fiduciary capacity:
                          .Administrator
                          .Conservator
                          .Committee
                          .Executor
                          .Trustee
                          .Personal Representative
                          .Custodian
               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
               5.   Either of the following:
                                   The name of the maker, donor or testator
                                                                    or
                                   The name of the beneficiary
                                   Example of Fiduciary Ownership:
                                              JOHN D. SMITH, TRUSTEE FOR
                                                TOM A. SMITH
                                              UNDER AGREEMENT DATED 6/9/74